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                                                                     EXHIBIT 5.1

                                October 26, 2000

Front Range Capital Corporation
1020 Century Drive, Suite 202
Louisville, Colorado 80029

Ladies and Gentlemen:

         We have acted as counsel for Front Range Capital Corporation, a Colorado corporation (the "Company") and Front Range Capital Trust I, a Delaware statutory business trust (the "Trust") in connection with the preparation of a Registration Statement on Form SB-2 (as amended or supplemented, the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, trust preferred securities of the Trust (the "Trust Preferred Securities"), Junior Subordinated Debentures to be issued by the Company and the guarantee of the Company pursuant to the Trust Preferred Securities Guarantee Agreement (collectively, the "Offering").

In connection with this opinion, we have examined originals or copies of the following:

1. The Certificate of Trust (the "Certificate of Trust") of the Trust as filed with the Secretary of State of the State of Delaware on June 21, 2000 as amended and restated;

2. The Trust Agreement of the Trust dated as of June 21, 2000 among the Company; Wilmington Trust Company, ("Wilmington Trust"), as trustee (the "Delaware Trustee"); and Robert L. Beauprez, William A. Mitchell Jr. and Alice M. Bier, as administrative trustees (the "Administrative Trustees");

3. A form of the Amended and Restated Trust Agreement, to be entered into between the Company, the trustees of the Trust named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (the "Trust Agreement");

4. The Registration Statement, including the form of prospectus contained therein, relating to the Trust Preferred Securities representing preferred undivided beneficial ownership interest in the assets of the Trust;

5. A form of the Trust Preferred Securities Certificate;

6. A form of the Trust Preferred Securities Guarantee to be entered into between the Company and Wilmington Trust, as the Trust Preferred Guarantee Trustee (the "Guarantee");

7. A form of the Indenture to be entered into between the Company and Wilmington Trust, as Indenture Trustee (the "Indenture");


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8. The Articles of Incorporation and Bylaws of the Company, together with all amendments thereto;

9. Certain resolutions of the Board of Directors of the Company (the "Board") related to the Offering;

10. A form of subordinated debenture to represent the subordinated debentures approved by the Board (the "Debentures");

11. A form of the Agreement as to Expenses and Liabilities to be entered into between the Company and Trust (the "Expense Agreement"); and

12. Such other documents and records as we have deemed necessary and relevant for the purposes hereof.

         In addition, we have relied on certificates of public officials and officers of the Company and the Trust as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

         In addition, we have assumed that the Trust Agreement, the Guarantee, the Indenture, the Debentures and the Expense Agreement (collectively, the "Operative Documents") will be executed and delivered by the parties thereto, and when executed, will be executed in substantially the form reviewed by us.

         Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, and except as may be limited or denied by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so be in good standing would not, individually or in the aggregate, have a material adverse effect.

         2. The Company has full corporate power and authority to enter into and perform its obligations under the Operative Documents, and the performance of the Company's obligations thereunder have been duly authorized by all necessary corporate action of the Company and,:


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         (i) when properly executed and delivered, the Debentures, will, to our knowledge constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited or denied by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors, generally and by general principles limiting the rights to specific performance or other equitable relief;

         (ii) when properly executed and delivered, the Guarantee, will, to our knowledge constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except that rights to indemnity or contribution may be limited or denied by applicable law and except as may be limited or denied by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors, generally and by general principles limiting the rights to specific performance or other equitable relief; and

         (iii) to our knowledge, no consent, approval, authorization or other order or decree of any court, regulatory or governmental body, arbitrator, administrative agency, or other instrumentality of the United States or any other jurisdiction having jurisdiction over the Company is necessary for the execution and delivery of the Operative Documents in connection with the issuance or sale of the Debentures pursuant to the Indenture and the Trust Agreement or the consummation by the Company of any other transactions contemplated thereby.

         3. The execution, delivery and performance of the Operative Documents by the Company, will not, to our knowledge, contravene any of the provisions of, or result in a default under: (i) the Articles of Incorporation or Bylaws of the Company, or of any material contract, agreement, lease, franchise, license, indenture, permit, loan agreement, deed of trust, or other evidence of indebtedness or other instrument known to us and to which the Company is a party or by which the Company or any of its material owned or leased properties is bound; and (ii) will not violate any statute, ordinance, order, rule, decree or regulation of any court, regulatory or governmental body, arbitrator, administrative agency or other instrumentality of the United States or other jurisdiction having jurisdiction over the Company or its properties.

         The opinions set forth above are based on and limited to the law of the State of Colorado, the General Corporation Law of the State of Delaware and the relevant law of the United States of America. Whenever our opinion is based on circumstances "to our knowledge," the phrase "to our knowledge" refers to the actual knowledge of the attorneys in our firm primarily responsible for our representation of the Company and the Trust in connection with the Offering, and that we have relied exclusively on certificates of officers of the Company and its subsidiaries (after discussing the contents thereof with such officers) as to the existence or nonexistence of the circumstances upon which our opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is being furnished to you



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solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to update this opinion or communicate with you with respect to any matter that comes to our attention hereafter.

                                            Very truly yours,


                                            ROTHGERBER, JOHNSON & LYONS LLP

                                            /s/ Rothgerber, Johnson & Lyons LLP